DEAN HELLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701-4299
(775) 684 5708
WEBSITE: SECRETARYOFSTATE.BIZ

    -----------------------------
      Certificate to Accompany
         Restated Articles
         (PURSUANT TO NRS)
    -----------------------------

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

          THIS FORM IS TO ACCOMPANY RESTATED ARTICLES OF INCORPORATION
          ------------------------------------------------------------
           (PURSUANT TO NRS 78.403, 82.371, 86.221, 88.355 OR 88A.250)
         (THIS FORM IS ALSO TO BE USED TO ACCOMPANY RESTATED ARTICLES FOR
         LIMITED-LIABILITY COMPANIES, CERTIFICATES OF LIMITED PARTNERSHIP,
           LIMITED-LIABILITY LIMITED PARTNERSHIPS AND BUSINESS TRUSTS)

1. Name of Nevada entity as last recorded in this office:
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Nanopierce Technologies, Inc.

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2. The articles are being [ ] RESTATED or [X] AMENDED AND RESTATED (check only one). Please entitle your attached articles "RESTATED" OR "AMENDED AND RESTATED," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

  [ ] No amendments; articles are restated only  and  are signed by an officer of  the corporation  who has  been  authorized to  execute  the
      certificate by resolution of the board of directors adopted on         The
                                                                     --------
      certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

  [X] The entity name has been amended.

  [ ] The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

  [ ] The purpose of the entity has been amended.

  [X] The authorized shares have been amended.

  [ ] The directors, managers or general partners have been amended.

  [ ] IRS tax language has been added.

  [ ] Articles have been added.

  [ ] Articles have been deleted.

  [X] Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

  The Amended and Restated Articles of Incorporation have a delayed effective date of January 31, 2006.


* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED                          Nevada Secretary of State
BY APPROPRIATE FEES.                                            AM RESTATED 2003
                                                            Revised on: 10/04/05

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                    VYTA CORP


     Vyta Corp, a Nevada corporation (the "Corporation"), does hereby certify that (i) the name of the Corporation is Vyta Corp, (ii) the Articles of Incorporation of the Corporation were originally filed with the Secretary of State of the State of Nevada on June 25, 1996, subsequently amended on February 25, 1998, October 27, 1999 and March 20, 2002.

     These Articles have been duly adopted, as required by law, by Waiver of Notice and Written Consent of a Majority of the Shareholders in Lieu of Special Meeting, dated January __, 2006. The number of shares voted for the Amended and Restated Articles of Incorporation was sufficient for approval. In addition, these Articles have been duly adopted by the Unanimous Written Consent of the Board of Directors in Lieu of Special Meeting, dated January __, 2006. These Articles supersede the original Articles of Incorporation and all amendments thereto and pursuant to the provisions of Title 7, Chapter 78, Section 403 of the Nevada Revised Statutes, the text of the Articles of Incorporation of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

     The  name  of  the  corporation  shall  be:  Vyta  Corp

                                   ARTICLE II

                               PERIOD OF DURATION

     This corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the Sate of Nevada unless dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

     1.  Purposes.
         --------

     Except as restricted by these Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada General Corporation Law.

     2.  General  Powers.
         ---------------

     Except as restricted by these Articles of Incorporation, the corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada General Corporation Law.

     3.  Issuance  of  Shares.
         --------------------

     The board of directors of the corporation may divide and issue any class of stock of the corporation in series pursuant to a resolution properly filed with the Secretary of State of the Sate of Nevada.

                                   ARTICLE IV

                                  CAPITAL STOCK

     The authorized capital of this Corporation shall be 205,000,000 shares allocated as follows: (A) The aggregate number of common shares which this corporation shall have authority to issue is: 200,000,000 $0.0001 par value shares, which shares shall be designated "Common Stock"; and (B) The aggregate number of preferred shares which this corporation shall have authority to issue is 5,000,000 $0.0001 par value shares, which shares shall be designated "Preferred Stock."

     1.  Dividends.
         ---------

     Dividends in cash, property, common stock or other securities of the corporation may be paid upon the Common or Preferred Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

     2.  Distribution  in  Liquidation.
         -----------------------------

     Upon any liquidation, dissolution of winding up of the corporation, and after payment or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

     3.  Voting  Rights;  Cumulative  Voting.
         -----------------------------------

     Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of the Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. One-third (1/3) of the Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. When, with respect to any action to be taken by shareholders of this corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding Common Stock, of the Common Stock entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such Common Stock or class or series thereof. Except as otherwise provided by these Articles of Incorporation or the Nevada General Corporation


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
Law, if a quorum is present, the affirmative vote of a majority of the Common Stock or Common Stock equivalent represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

     4.  Denial  of  Preemptive  Rights.
         ------------------------------

     No holder of any securities of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any securities of the corporation, including securities held in the treasury of the corporation.

     5.  Preferred  Stock.
         ----------------

     (a) Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Nevada as required by law.

     (b)     Each  series  of  Preferred  Stock

          (i)  may  have  such  number  of  shares;

          (ii) may have such voting powers, full or limited, or may be without voting powers;

          (iii) may be subject to redemption at such time or times and at such prices;

          (iv) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

          (v) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

          (vi) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments;

          (vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

          (viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series), and


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
     upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by this corporation or any subsidiary of any outstanding stock of this corporation; and

          (ix) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

     (c) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and subject to any filing required by law.

                                    ARTICLE V

                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     1. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     2. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     3.  The  contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                   ARTICLE VI

                              CORPORATE OPPORTUNITY

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officer, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties, which he may have to this corporation.

                                   ARTICLE VII

                                 INDEMNIFICATION

     The corporation shall indemnify its directors, officers, employees and agents to the maximum extent and in accordance with the provisions of the Nevada General Corporation Law, now existing or as hereinafter amended.

     A unanimous vote of each class of securities of this corporation entitled to vote shall be required to amend this article.

                                  ARTICLE VIII

                ELIMINATION AND LIMITATION OF PERSONAL LIABILITY

     No director of the corporation shall have any personal liability to the corporation or its shareholders for monetary damages, for breach of fiduciary duty as a director except for:

     1. any breach of the director's duty of loyalty to the corporation or to its shareholders;

     2. acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     3.  acts  specified  in  the  Nevada  General  Corporation  Law;  or

     4. any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX

                                   AMENDMENTS

     The corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Nevada General Corporation Law.

                                    ARTICLE X

                        ADOPTION AND AMENDMENT OF BYLAWS

     The initial Bylaws of the corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, but the holders of Common Stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE XI

                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the initial registered office of the corporation is 555 South Center Street, Reno, Nevada, 89501, and the name of the initial registered agent at such address is Alfred Osborne. Either the registered office or the registered agent may be changed in the manner permitted by law.

     IN WITNESS WHEREOF, the undersigned, has signed these Amended and Restated Articles of Incorporation this ___ day of January, 2006 to be effective on January 31, 2006.

                                             -----------------------------------
                                             VYTA CORP


                                             /s/ Paul H. Metzinger
                                             -----------------------------------
                                             Paul H. Metzinger, President and
                                             Chief Executive Officer


STATE  OF  COLORADO     )
                        ) ss.
COUNTY  OF  DENVER      )

     I,  Kristin ,  a  Notary  Public,  hereby certify  that  on the 23rd day of
         -------                                                     ----
January, 2006, personally appeared before me, Paul H. Metzinger, who being by me first duly sworn declared that he is the person who signed the foregoing document as President and Chief Executive Officer, and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set may hand and seal on the date herein before mentioned.

My  commission  expires:   5/16/2009
                          --------------

(S E A L)
                                             /s/Kristin L. Arnold
                                             -----------------------------------
                                             -----------------------------------


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